COMMERCIAL LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into this the Eleventh Day of September 2009, by and between Archana Spinners Limited, whose address is 27/6, Second Street, Muniaswamipuram, Tuticorin- 628003, Tamilnadu, represented by Mr M S Rajaraman, Managing Director (hereinafter referred to as "Landlord"), and Clenergen India Private Limited, a company incorporated under the Indian Companies Act 1956,whose registered address is 31A, Cathedral Garden Road, Chennai-600034, Tamilnadu, India, represented by Mr Mark LM Quinn, Director(hereinafter referred to as "Tenant").

ARTICLE I - GRANT OF LEASE

Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed and observed by the Tenant, does hereby lease to the Tenant and the Tenant does hereby lease and take from the Landlord the property described in Exhibit "A" attached hereto and by reference made a part hereof (the "Leased Premises"), together with, as part of the parcel, all improvements located thereon.

ARTICLE II - LEASE TERM

Section l.

Total Term of Lease. The term of this Lease shall begin on the commencement date, as defined in Section 2 of this Article II, and shall terminate on December 31, 2025. The term may be extended by mutual consent for such period of time and on such terms as may be agreed upon.

Section 2.

Commencement Date. The "Commencement Date" shall mean the date on which the Tenant shall commence to conduct business on the Leased Premised, so long as such date is not in excess of Ninety (90) days subsequent to execution hereof.

ARTICLE III - EXTENSIONS

The parties hereto may elect to extend this Agreement upon such terms and conditions as may be agreed upon in writing and signed by the parties at the time of any such extension. In the absence of any extension or early termination of this agreement, upon expiration of this agreement, tenant shall handover peaceful vacant possession of the demised premises to the landlord without making any claims on the landlord towards improvements made on the property except such costs incurred by the Tenant which may have been pre-approved by the Landlord as re-imbursable to the Tenant.

ARTICLE IV - DETERMINATION OF RENT

The Tenant agrees to pay the Landlord and the Landlord agrees to accept, during the term hereof, at such place as the Landlord shall from time to time direct by notice to the Tenant, rent at the following rates and times:

Section 1.

Annual Rent: Annual rent for the term of the Lease shall be Rs 1,800,000/-,(Rupees One Million and Eight Hundred Thousands) only which shall be escalated by 5% annually on the base rate of Rs.1,800,000/-

Section 2.

Payment of Yearly Rent. The annual rent shall be payable in equal monthly installments of one-twelfth (1/12th) of the total yearly rent, which shall be Rs 150,000/-(Rupees One Hundred and Fifty Thousands only), on the fifth working day of each and every calendar month during the term hereof, and prorata for the fractional portion of any month, except that on the first day of the calendar month immediately following the Commencement | Date, the Tenant shall also pay to the Landlord rent at the said rate for any portion of the preceding calendar month included in the term of this Lease.

ARTICLE V - SECURITY DEPOSIT

The Tenant shall deposit with the Landlord the sum of Rs 1,800,000/- (Rupees One Million and Eight Hundred Thousands only) as security for the full and faithful performance by the Tenant of all the terms of this lease required to be performed by the Tenant, This sum, which shall not carry any interest payable, shall be returned to the Tenant after the expiration of this lease, provided the Tenant has fully and faithfully carried out all of its terms This lease deposit shall be paid by the Tenant to the Landlord on or before December 31, 2009. The Tenant shall, in the interim deposit a sum of Rs.180,000/- Rupees One Hundred and Eighty Thousands only) to the Landlord on or before September 30, 2009 which amount shall be adjusted towards the aforementioned security deposit of Rs. 1.8 million payable by the Tenant. In the event of the Tenant not depositing this sum of Rs. 180,000/- to the Landlord on or before September 30, 2009, this Lease agreement shall stand cancelled. Furthermore, in the event of the Tenant not depositing the entire lease deposit of Rs.1.8 million on or before December 31, 2009, the deposit of Rs.180,000/- made by the Tenant to the landlord shall stand forfeited.

.The Tenant shall have the first right of purchase of the demised property at any time during the tenure of the agreement should the Landlord decide to sell the leased premises. The Tenant will be provided a notification of such intention and the Tenant shall have a priod of 30 days to accept the same. The transaction of sale to the Tenant shall be at the prevailing market rates which will be determined by an approved valuer acceptable to both parties.

In the event of the Tenant not accepting the offer of the landlord, the landlord shall be free to sell the property to a third party ensuring that the transaction of such sale does not affect the tenancy for the remainder of the period of this agreement.

In the event of a bona fide sale of the property of which the leased premises are a part, the Landlord shall have the right to transfer the security to the purchaser to be held under the terms of this lease, and the Landlord shall be released from all liability for the return of such security to the Tenant.

ARTICLE VI - TAXES

Section l. Property Taxes. The Landlord shall be liable for all taxes levied against any property and trade fixtures owned or placed by the Landlord in the Leased Premises to the extent as it exists when the demised premises are handed over by the Landlord to the Tenant. Any additional taxes that may be imposed on the Landlord on account of any improvements in the structure carried out by the Tenant shall be borne by the Tenant.

ARTICLE VII - CONSTRUCTION AND COMPLETION

Section 1.

Improvements by Tenant. Tenant may have prepared plans and specifications for the construction of improvements, and, if so, such plans and specifications are attached hereto as Exhibit "B" and incorporated herein by reference. Tenant shall obtain all certificates, permits, licenses and other authorizations of governmental bodies or authorities which are necessary to permit the construction of the improvements on the demised premises and shall keep the same in full force and effect at Tenant's cost.

Tenant shall negotiate, let and supervise all contracts for the furnishing of services, labor, and materials for the construction of the improvements on the demised premises at its cost. Tenant shall cause all contracts to be fully and completely performed in a good and workmanlike manner, all to the effect that the improvements shall be fully and completely constructed and installed in accordance with good engineering and construction practice.

Section 2.

Utilities. Tenant shall pay for all water, sanitation, sewer, electricity, light, heat, gas, power, fuel, janitorial, and other services incident to Tenant's use of the Leased Premises, whether or not the cost thereof be a charge or imposition against the Leased Premises.

ARTICLE VIII - OBLIGATIONS FOR REPAIRS

Section 1.

LANDLORD'S Repairs. Subject to any provisions herein to the contrary, and except for maintenance or replacement necessitated as the result of the act or omission of sub lessees, licensees or contractors, the Landlord shall be required to repair only defects, deficiencies, deviations or failures of materials or workmanship in the building. The Landlord shall keep the Leased Premises free of such defects, deficiencies, deviations or failures during the period of the Lease Agreement in respect of the demised premises as they exist at the time of handing over vacant possession to the Tenant.

Section 2.

TENANT'S Repairs. The Tenant shall repair and maintain the Leased Premises in good order and condition, except for reasonable wear and tear, the repairs required of Landlord pursuant hereto, and maintenance or replacement necessitated as the result of the act or omission or negligence of the Landlord, its employees, agents, or contractors. The Tenant shall also be responsible for carrying out repairs to the improvements carried out on the structures by the Tenant.

Section 3.

Requirements of the Law. The Tenant agrees that if any Central, State or Local Body or any department or division thereof shall condemn the Leased Premises or any part thereof as not in conformity with the laws and regulations relating to the construction thereof as of the commencement date with respect to conditions latent or otherwise which existed on the Commencement Date, or, with respect to items which are the Landlord's duty to repair pursuant to Section 1 and 3 of this Article; and such Central, State or Local Body or any other department or division thereof, has ordered or required, or shall hereafter order or require, any alterations or repairs thereof or installations and repairs as may be necessary to comply with such laws, orders or requirements (the validity of which the Tenant shall be entitled to contest); and if by reason of such laws, orders or the work done by the Landlord in connection therewith, the Tenant is deprived of the use of the Leased Premises, the rent shall be abated or adjusted, as the case may be, in proportion to that time during which, and to that portion of the Leased Premises of which, the Tenant shall shall be deprived as a result thereof,and the Landlord shall be obligated to make such repairs, alterations or modifications at Landlord's expense.

All such rebuilding, altering, installing and repairing shall be done in accordance with Plans and Specifications approved by the Tenant, which approval shall not be unreasonably withheld. If, however, such condemnation, law, order or requirement, as in this Article set forth, shall be with respect to an item which shall be the Tenant's obligation to repair pursuant to Section 2 of this Article VII or with respect to Tenant's own costs and expenses, no abatement or adjustment of rent shall be granted; provided, however, that Tenant shall also be entitled to contest the validity thereof.

Section 4.

TENANT'S Alterations. The Tenant shall have the right, at its sole expense, from time to time, to redecorate the Leased Premises and to make such non-structural alterations and changes in such parts thereof as the Tenant shall deem expedient or necessary for its purposes; provided, however, that such alterations and changes shall neither impair the structural soundness nor diminish the value of the Leased Premises. The Tenant may make structural alterations and additions to the Leased Premises provided that Tenant has first obtained the consent thereto of the Landlord in writing. The Landlord agrees that it shall not withhold such consent unreasonably. The Landlord shall execute and deliver upon the request of the Tenant such instrument or instruments embodying the approval of the Landlord which may be required by the public or quasi public authority for the purpose of obtaining any licenses or permits for the making of such alterations, changes and/or installations in, to or upon the Leased Premises and the Tenant agrees to pay for such licenses or permits.

Section 5.

Permits and Expenses. Each party agrees that it will procure all necessary permits for making any repairs, alterations, or other improvements for installations, when applicable. Each Party hereto shall give written notice to the other party of any repairs required of the other pursuant to the provisions of this Article and the party responsible for said repairs agrees promptly to commence such repairs and to prosecute the same to completion diligently, subject, however, to the delays occasioned by events beyond the control of such party.

ARTICLE IX - TENANT'S COVENANTS

Section 1.

TENANT's Covenants. Tenant covenants and agrees as follows:

a. To procure any licenses and permits required for any use made of the Leased Premises by Tenant, and upon the expiration or termination of this Lease, to remove its goods and effects and those of all persons claiming under it, and to yield up peaceably to Landlord the Leased Premises in good order, repair and condition in all respects; excepting only damage by fire and casualty covered by Tenant's insurance coverage which shall cover the entire property to be insured against fire, flood, earthquake,cyclone etc., structural repairs (unless Tenant is obligated to make such repairs hereunder) and reasonable wear and tear;

b. To permit Landlord and its agents to examine the Leased Premises at reasonable times and to show the Leased Premises to prospective purchasers of the Building and to provide Landlord, if not already available, with a set of keys for the purpose of said examination, provided that Landlord shall not thereby unreasonably interfere with the conduct of Tenant's business;

c. To permit Landlord to enter the Leased Premises to inspect such repairs, improvements, alterations or additions thereto as may be required under the provisions of this Lease. If, as a result of such repairs, improvements, alterations, or additions, Tenant is deprived of the use of the Leased Premises, the rent shall be abated or adjusted, as the case may be, in proportion to that time during which, and to that portion of the Leased Premises of which, Tenant shall be deprived as a result thereof.

d. Tenant shall not create any mortgage, charge, lien in respect of the demised property.

ARTICLE X - USE OF PROPERTY BY TENANT

Section 1.

Use. The Leased Premises may be occupied and used by Tenant exclusively as a Power Generating Station, storage yard and feedstock testing facility.

Nothing herein shall give Tenant the right to use the property for any other purpose or to sublease, assign, or license the use of the property to any sub lessee, assignee, or licensee, which or who shall use the property for any other use.

ARTICLE XI - SIGNAGE

Section l.

Exterior Signs. Tenant shall have the right, at its sole risk and expense and in conformity with applicable laws and ordinances, to erect and thereafter, to repair or replace, if it shall so elect signs on any portion of the Leased Premises, providing that Tenant shall remove any such signs upon termination of this lease, and repair all damage occasioned thereby to the Leased Premises.

Section 2.

Interior Signs. Tenant shall have the right, at its sole risk and expense and in conformity with applicable laws and ordinances, to erect, maintain, place and install its usual and customary signs and fixtures in the interior of the Leased Premises.

ARTICLE XII - DAMAGE TO DEMISED PREMISES

Section 1.

Abatement or Adjustment of Rent. If the whole or any part of the Leased Premises shall be damaged or destroyed by fire or other casualty after the execution of this Lease and before the termination hereof, then in every case the rent reserved in Article IV herein and other charges, if any, shall be abated or adjusted, as the case may be, in proportion to that portion of the Leased Premises of which Tenant shall be deprived on account of such damage or destruction and the work of repair, restoration, rebuilding, or replacement or any combination thereof, of the improvements so damaged or destroyed, shall in no way be construed by any person to effect any reduction of sums or proceeds payable under any rent insurance policy.

Section 2.

Repairs and Restoration. Landlord agrees that in the event of the damage or destruction of the Leased Premises, Landlord forthwith shall proceed to repair, restore, replace or rebuild the Leased Premises (excluding Tenant's leasehold improvements), to substantially the condition in which the same were immediately prior to such damage or destruction. The Landlord thereafter shall diligently prosecute said work to completion without delay or interruption except for events beyond the reasonable control of Landlord. Notwithstanding the foregoing, if Landlord does not either obtain a building permit within ninety (90) days of the date of such damage or destruction, or complete such repairs, rebuilding or restoration within nine (9) months of such damage or destruction, then Tenant may at any time thereafter cancel and terminate this Lease by sending ninety (90)days written notice thereof to Landlord , or, in the alternative, Tenant may, during said ninety (90) day period, apply for the same and Landlord shall cooperate with Tenant in Tenant's application. Notwithstanding the foregoing, if such damage or destruction shall occur during the last year of the term of this Lease, or during any renewal term, and shall amount to twenty-five (25%) percent or more of the replacement cost, (exclusive of the land and foundations), this Lease, except as hereinafter provided, may be terminated at the election of either Landlord or Tenant, provided that notice of such election shall be sent by the party so electing to the other within thirty (30) days after the occurrence of such damage or destruction. Upon termination, as aforesaid, by either party hereto, this Lease and the term thereof shall cease and come to an end, any unearned rent or other charges paid in advance by Tenant shall be refunded to Tenant, and the parties shall be released hereunder, each to the other, from all liability and obligations hereunder thereafter arising.

ARTICLE XIII - DEFAULT

Section 1.

LANDLORD'S Remedies. In the event that:

a. Tenant shall on three or more occasions be in default in the payment of rent or other charges herein required to be paid by Tenant (default herein being defined as payment received by Landlord sixty or more days subsequent to the due date), on consecutive months; or

b. Tenant has caused a lien, mortgage or charges to be filed/created against the Landlord's property and said lien is not removed within thirty (30) days of recordation thereof; or

c. Tenant shall default in the observance or performance of any of the covenants and agreements required to be performed and observed by Tenant hereunder for a period of thirty (30) days after notice to Tenant in writing of such default (or if such default shall reasonably take more than thirty (30) days to cure, Tenant shall not have commenced the same within the thirty (30) days and diligently prosecuted the same to completion);

then Landlord shall be entitled to its election (unless Tenant shall cure such default prior to such election), to exercise concurrently or successively, any one or more of the following rights:

I. Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination, with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the term of this Lease, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate, and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice; or

II. Terminate this Lease as provided herein and recover from Tenant all damages Landlord may incur by reason of Tenant's default,

ARTICLE XIV - EXTENSIONS/WAIVERS/DISPUTES

Section l.

Extension Period. Any extension hereof shall be subject to the provisions of Article III hereof.

Section 2.

Holding Over. In the event that Tenant shall continue occupancy of the Leased Premises after the expiration of the term of this Lease or any renewal or extension thereof without any agreement in writing between Landlord and Tenant with respect thereto, such occupancy shall not be deemed to extend or renew the term of the Lease, but such occupancy shall continue as a tenancy at will, from month to month, upon the covenants, provisions and conditions herein contained. The rental shall be the rental in effect during the term of this Lease as extended or renewed, prorated and payable for the period of such occupancy.

Section 3.

Waivers. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by either party at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. If any action by either party shall require the consent or approval of the other party, the other party's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. Any and all rights and remedies which either party may have under this Lease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative and shall not be deemed inconsistent with each other, and no one of them, whether exercised by said party or not, shall be deemed to be an exclusion of any other; and any two or more or all of such rights and remedies may be exercised at the same time.

Section 4.

Notices. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same by certified mail, return receipt requested, postage prepaid, and any such notice or other communication shall be deemed to have been given when received by the party to whom such notice or other communication shall be addressed. If intended for Landlord the same will be mailed to the address herein above set forth or such other address as Landlord may hereafter designate by notice to Tenant, and if intended for Tenant, the same shall be mailed to Tenant at the address herein above set forth, or such other address or addresses as Tenant may hereafter designate by notice to Landlord.

Section 5.

Invalidity of Particular Provision. If any term or provision of this Lease or the application hereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 6.

Captions and Definitions of Parties. The captions of the Sections of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease. The word "Landlord" and the pronouns referring thereto, shall mean, where the context so admits or requires, the persons, firm or corporation named herein as Landlord or the mortgagee in possession at any time, of the land and building comprising the Leased Premises. If there is more than one Landlord, the covenants of Landlord shall be the joint and several obligations of each of them, and if Landlord is a partnership, the covenants of Landlord shall be the joint and several obligations of each of the partners and the obligations of the firm. Any pronoun shall be read in the singular or plural and in such gender as the context may require.

Except as in this Lease otherwise provided, the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of a joint venture between the parties hereto, it being understood and agreed that neither any provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

Section 7.

Entire Agreement. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force and effect. This Lease shall not be modified in any way except by a writing executed by both parties.

Section 8.

Governing Law. All or any disputes arising out of or in connection with this Agreement shall be referred to a mutually acceptable Arbitrator as per the provisions of the Arbitration and Conciliation Act, 1996. Such Arbitration proceedings shall be at Chennai.

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written or have caused this Lease to be executed by their respective |
officers thereunto duly authorized.

Signed, sealed and delivered in the presence of:

"LANDLORD"	"TENANT"

Witness 1

Witness 2

EXHIBIT "A" LEGAL DESCRIPTION

The following described real property, together with all improvements thereon which has a street address as follows:

Archana Spinners Limited,
NH 7A, Yellanaickanpatti Post,
Srivaikundam Taluk,
Tuticorin District-628851
Tamilnadu.

Extent of land-10.715 acres

S.No	Survey No.	Extent
1	40/4	1.700	acres
2	41/3	2.410	"
3	41/4	0.445	"
4	41/5	0.470	"
5	41/6	3.620	"
6	41/7	2.070	"

	Total	10.715	acres

Built up area- 1978 sq. m

Blow Room, Preparatory & Spinning	1405.60	Sq.M

Filter Room	40.02	Sq.M
Lab Stores	48.31	Sq.M
Toilet & works office for Supervisor	100.45	Sq.M
Power Room	77.75	Sq.M
Generator Room	68.35	Sq.M
Godown	237.50	Sq.M
Total	1977.975	Sq M

LANDLORD	TENANT